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                                                               EXHIBIT (b)(6)(A)


                       RESTATED ARTICLES OF INCORPORATION


                                  ARTICLE ONE

Life Insurance Company of the Southwest, pursuant to the provisions of Article
4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  ARTICLE TWO

The Articles of Incorporation of the corporation are amended by the Restated Articles of Incorporation as follows:


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

The name of the corporation is Life Insurance Company of the Southwest.

                                  ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on February 6, 1990.

The amendment alters or changes Article V of the original or amended Articles of Incorporation and the full text of each provision added is as follows:

                                   ARTICLE V

The Company is authorized to issue Three Hundred Thousand (300,000) shares of common stock with a par value of Ten dollars ($10.00) each, all of which stock of the aggregate par value of Three Million Dollars ($3,000,000) has been subscribed and fully paid for, and all of which shares shall be non-assessable.

                                 ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 200,000; and the number of shares entitled to vote thereon was 200,000.

                                  ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adoption said amendment.
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                                  ARTICLE FIVE

The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                  ARTICLE SIX

The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such Amendment, are as follows:

                                   ARTICLE V

The company is authorized to issue Three Hundred Thousand (300,000) shares of common stock with a par value of Ten Dollars ($10.00) each, all of which stock of the aggregate par value of Three Million Dollars ($3,000,000) has been subscribed and fully paid for, and all of which shares shall be non-assessable.

--------------------------------------------------------------------------------

                                 ARTICLE THREE

Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholder of the corporation on the 6th day of February, 1990.

                                  ARTICLE FOUR

The number of shares outstanding was 200,000, and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 200,000, the holder of all of which has signed a written consent to the adoption of such Restated Articles of Incorporation as amended.

                                  ARTICLE FIVE

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

THE STATE OF TEXAS   Section
                                        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF COLEMAN    Section


         THAT WE, SAM T. COBB, SR., SAM T. COBB, JR., and RICHARD R. LEE, all citizens of Texas, under and by virtue of the laws of the State of Texas, do hereby voluntarily associate ourselves for the purpose of forming an insurance corporation under and by virtue of the provisions of the Insurance Code of the State of Texas, upon the following terms and conditions:

                                   ARTICLE I

         The name of the corporation is Life Insurance Company of the Southwest (the "Company").





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                                   ARTICLE II

         The name and place of residence of each of the incorporators are as follows:

              NAME                                    RESIDENCE
              ----                                    ---------

         Sam T. Cobb, Sr.                             Coleman, Texas

         Sam T. Cobb, Jr.                             Coleman, Texas

         Richard R. Lee                               Coleman, Texas

                                  ARTICLE III

         The location of the Home Office of said corporation is 1300 West Mockingbird Lane, Dallas, Dallas County, Texas.

                                   ARTICLE IV

         The kind or kinds of insurance business said corporation proposes to transact is that of a life, health and accident insurance company as such companies are defined in Article 3.03 of the Insurance Code of the State of Texas. Said company shall be a limited stock company within the meaning of said Article 3.03 of the Insurance Code of the State of Texas, engaging generally in the business of life, health and accident insurance but with the limitations prescribed in said Article.

                                   ARTICLE V

         The Company is authorized to issue Three Hundred Thousand (300,000) shares of common stock with a par value of Ten Dollars ($10.00) each, all of which stock of the aggregate par value of Three Million Dollars ($3,000,000) has been subscribed and fully paid for, and all of which shares shall be non-assessable.

                                   ARTICLE VI

         The period of time said corporation is to exist is to be five hundred
(500) years.

                                  ARTICLE VII

         At all elections of directors, each share of stock shall be entitled to only one vote and each fractional share, if any, shall be entitled to an equivalent fractional vote only, and multiplication of votes by the number of directors to be elected, or cumulative voting, is expressly prohibited.

                                  ARTICLE VIII

         Shareholders are denied the pre-emptive right to acquire additional shares of the corporation now or hereafter authorized, and no shareholder of this corporation shall, by reason of his holding shares of any class, have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or





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warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such bonds, notes, debentures or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

Dated February 23, 1990

                                      Life Insurance Company of the Southwest


                                  By:  /s/JHL
                                      ----------------------------------
                                      John H. Lancaster, Its President


                                  And:  /s/SJJ
                                      -----------------------------------
                                      Susan J. Jennings, Its Secretary


STATE OF TEXAS

COUNTY OF DALLAS


         Before me, a notary public, on this day personally appeared John H. Lancaster and Susan J. Jennings, known to me to be the persons whose names are subscribed to the foregoing document and, being by first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 23rd day of February, A.D., 1990.



                                            /s/John J. Irvin, Notary Public
                                            -------------------------------

                                            Notary Name Printed:
                                            John J. Irvin

                                            My Commission Expires:
                                               0ctober 31, 1992
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